As filed with the Securities and Exchange Commission on September 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

2U, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	26-2335939
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

7900 Harkins Road

Lanham, Maryland 20706

(Address of principal executive offices) (Zip code)

Amended and Restated 2014 Equity Incentive Plan

(Full title of the plan)

Christopher J. Paucek

Chief Executive Officer

2U, Inc.

7900 Harkins Road

Lanham, Maryland 20706

(301) 892-4350

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Brandon J. Bortner	Matthew J. Norden
Paul Hastings LLP	Chief Legal Officer
2050 M Street NW	2U, Inc.
Washington, D.C. 20036	7900 Harkins Road
Telephone: (202) 551-1720	Lanham, Maryland 20706
Fax: (202) 551-0340	Telephone: (301) 892-4350
Fax: (202) 478-1660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE; INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which registration statements on Form S-8 relating to employee benefit plans are effective.

2U, Inc. (the “Registrant”) previously registered shares of its common stock, $0.001 par value per share (“Common Stock”), for issuance under the 2U, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April  1, 2014 (File No. 333-194943) in connection with the 2014 Plan (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, with respect to the securities offered by the 2014 Plan, are hereby incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on March 1, 2022.

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed on May 10, 2022 and July 28, 2022, respectively.

(c)

The Registrant’s Current Report(s) filed on Form 8-K/A (which amends and supplements the Registrant’s Form 8-K filed on November 16, 2021) filed on January  26, 2022 and on Form 8-K filed on April  15, 2022, June  10, 2022 and July 28, 2022 (other than Item 2.02 thereof).

(d)

Description of Registrant’s Securities, contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 28, 2020, including any amendment or report filed for the purpose of updating such description.

(e)

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law, or DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation and bylaws provide that: (i) the Registrant is required to indemnify its directors to the fullest extent permitted by the DGCL; (ii) the Registrant may, in its discretion, indemnify its officers, employees and agents as set forth in the DGCL; (iii) the Registrant is required, upon satisfaction of certain conditions, to advance all expenses incurred by its directors in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The Registrant has entered into agreements with its directors that require the Registrant to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant’s best interests. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves any of the Registrant’s directors or officers regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which it has lawfully indemnified the directors and officers. The policy contains various exclusions.

ITEM 8.	EXHIBITS

Exhibit Number	Description	Incorporation by Reference

3.1	Amended and Restated Certificate of Incorporation, as currently in effect.	Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36376) filed with the Commission on June 10, 2022.

3.2	Amended and Restated Bylaws, as currently in effect.	Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-36376) filed with the Commission on June 10, 2022.

4.1	Specimen stock certificate evidencing shares of Common Stock.	Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-194079) filed with the Commission on March 17, 2014.

4.2†	Form of Amended and Restated 2014 Equity Incentive Plan.	Exhibit 10.3 to the Quarterly Report on Form 10-Q (File No. 001-36376) filed with the Commission on November 9, 2021.

4.3†	Form of Stock Option Agreement under the Amended and Restated 2014 Equity Incentive Plan.	Exhibit 10.2 to the Quarterly Report on Form 10-Q (File No. 001-36376), filed with the Commission on August 2, 2018.

4.4†	Form of Restricted Stock Unit Award Agreement under Amended and Restated 2014 Equity Incentive Plan.	Exhibit 10.8 to the Annual Report on Form 10-K (File No. 001-36376), filed with the Commission on February 28, 2020.

4.5†	Form of Performance Stock Unit Award Agreement under Amended and Restated 2014 Equity Incentive Plan.	Exhibit 10.3 to the Quarterly Report on Form 10-Q (File No. 001-36376), filed with the Commission on November 12, 2019.

4.6†	Form of Performance Stock Unit Award Agreement under Amended and Restated 2014 Equity Incentive Plan.	Exhibit 10.10 to the Annual Report on Form 10-K (File No. 001-36376), filed with the Commission on February 28, 2020.

4.7†	Form of Restricted Stock Unit Award Agreement under the Amended and Restated 2014 Equity Incentive Plan.	Exhibit 10.1 to the Quarterly Report on Form 10-Q (File No. 001-36376), filed with the Commission on April 28, 2021.

4.8†	Form of Performance Stock Unit Award Agreement under Amended and Restated 2014 Equity Incentive Plan.	Exhibit 10.2 to the Quarterly Report on Form 10-Q (File No. 001-36376), filed with the Commission on April 28, 2021.

5.1	Opinion of Paul Hastings LLP.	Filed herewith.

21.1	Subsidiaries of the Registrant.	Exhibit 21.1 to the Annual Report on Form 10-K (File No. 001-36376) filed with the Commission on March 1, 2022.

23.1	Consent of KPMG LLP, independent registered public accounting firm.	Filed herewith.

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1).	Filed herewith.

24.1	Power of Attorney (included on the signature page of this Form S-8).	Filed herewith.

107	Filing Fee Table.	Filed herewith.

†	Indicates management contract or compensatory plan.

Item 9.	UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland, on this 28th day of September, 2022.

2U, INC.

By:	/s/ Paul S. Lalljie
Paul S. Lalljie
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher J. Paucek, Paul S. Lalljie and Matthew Norden, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Paucek Christopher J. Paucek	Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2022

/s/ Paul S. Lalljie Paul S. Lalljie	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2022

/s/ Paul A. Maeder Paul A. Maeder	Director	September 28, 2022

/s/ Gregory Peters Gregory Peters	Director	September 28, 2022

/s/ Robert M. Stavis Robert M. Stavis	Director	September 28, 2022

/s/ Timothy M. Haley Timothy M. Haley	Director	September 28, 2022

/s/ Earl Lewis Earl Lewis	Director	September 28, 2022

/s/ Coretha M. Rushing Coretha M. Rushing	Director	September 28, 2022

/s/ Sallie L. Krawcheck Sallie L. Krawcheck	Director	September 28, 2022

/s/ John M. Larson John M. Larson	Director	September 28, 2022

/s/ Edward S. Macias Edward S. Macias	Director	September 28, 2022

/s/ Alexis Maybank Alexis Maybank	Director	September 28, 2022